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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of NDCHealth Corporation for the registration of 1,196,818 shares of its common stock and to the incorporation by reference therein of our report dated July 21, 2003, with respect to the consolidated financial statements and schedule of NDCHealth Corporation included in its Annual Report (Form 10-K/A) for the year ended May 30, 2003, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP

Atlanta, Georgia
September 29, 2003